Exhibit 4.1

WARRANT AGREEMENT

Dated as of

May 23, 2012

between

LEGG MASON, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Warrant Agent

Warrants for
Common Stock of
Legg Mason, Inc.

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EXHIBIT A Form of Warrant

-ii-

                    WARRANT AGREEMENT, dated as of May 23, 2012 (this “Agreement”), between LEGG MASON, INC., a Maryland corporation (including any successor thereto, the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, as Warrant Agent (including any successor thereto, the “Warrant Agent”).

          WHEREAS, pursuant to a Note Exchange Agreement dated as of May 16, 2012 among the Company, KKR I-L Limited (the “KKR Holder”), Credit Suisse International, HSBC Bank USA, National Association and, for limited purposes, Kohlberg Kravis Roberts & Co. L.P. (the “Note Exchange Agreement”), the Company is repurchasing $1,250,000,000 aggregate principal amount of its 2.50% Convertible Senior Notes due 2015 (the “Notes”);

          WHEREAS, in consideration of the repurchase of the Notes, the Termination (as defined in the Note Exchange Agreement) and the amendment of certain agreements that were entered into when the Notes were issued, the Company desires to issue to the KKR Holder, Citibank, N.A., Credit Suisse International and HSBC Bank USA, National Association (collectively, the “Initial Holders”) 14,204,545 warrants (the “Warrants”) to purchase shares of Common Stock (as defined below);

          WHEREAS, in connection with the issuance of the Warrants to the KKR Holder pursuant to the Note Exchange Agreement, the Company and the KKR Holder are entering into a Registration Rights Agreement dated as of May 23, 2012; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, registration, transfer, exchange, exercise and cancellation of the Warrants as provided herein, and the Warrant Agent is willing to so act.

          Each party agrees for the benefit of the other party and for the equal and ratable benefit of the registered holders of the Warrants (the “Holders”):

ARTICLE I

Definitions

          Section 1.01. Definitions.

          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling”, “controlled by” and “under common control with” have meanings correlative to the foregoing.

          “Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          “Business Day” means each day which is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock of such Person, but excluding any debt securities convertible into such equity.

          “Closing Date” shall have the meaning set forth in the Note Exchange Agreement.

          “Closing Sale Price” of any share of Common Stock or any other publicly-traded equity security on any Trading Day means the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the shares of Common Stock or other security are traded. If the shares of Common Stock or other security are not listed on a U.S. national or regional securities exchange, the “Closing Sale Price” shall be determined by a nationally recognized securities dealer retained by the Company for that purpose. The “Closing Sale Price” shall be determined without reference to extended or after hours trading.

          “Common Stock” means shares of the class designated as common stock of the Company at the date of this Warrant Agreement (namely, common stock, par value $0.10) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

          “Daily Cash Amount” means for each Warrant, for each of the 20 Trading Days during the Observation Period, to the extent the Exercise Value exceeds the Exercise Price, an amount of cash equal to 1/20th of such excess.

          “Daily Share Amount” means for each Warrant, for each of the 20 Trading Days during the Observation Period, to the extent the Exercise Value exceeds the Exercise Price on such Trading Day, a number of shares of Common Stock equal to 1/20th of (A) such excess, divided by (B) the VWAP of the Common Stock for such Trading Day.

          “Definitive Warrant” means any certificated Warrant in registered form that is not deposited with the Depository or with the Warrant Agent as the Warrant Custodian.

          “Depository” means The Depository Trust Company, its nominees and their respective successors.

          “Exercise Value” means, for any Trading Day during the Observation Period, (i) the Number of Warrant Shares as of such Trading Day, multiplied by (ii) the VWAP of the Common Stock (or any publicly-traded equity securities into which the Common Stock has been converted in connection with any Reorganization) on such Trading Day. For the purposes of determining the Exercise Value of any Reference Property, the following provisions shall apply:

          (a) if the Reference Property includes publicly-traded equity securities for which the price can be determined as contemplated by the definition of “VWAP,” then the value of such securities shall be determined in accordance with such definition;

          (b) if the Reference Property includes cash, then the value of such cash shall be the amount thereof; and

          (c) if the Reference Property includes any other property, then the value of such property shall be the Fair Market Value of such property as determined by the Board of Directors in good faith.

          “Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as they may be amended from time to time.

          “Ex-Date” means, for any issuance or distribution, the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution.

          “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

          “Indebtedness” means, with respect to any Person, all indebtedness of such Person for borrowed money.

          “Initial Dividend Threshold” means $0.24 per share of Common Stock.

          “Issue Date” means the date on which the Warrants are initially issued.

          “Make Whole Event” means the occurrence of any of the following after the Closing Date:

          (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body); or

          (b) any transaction or event or any series of transactions or events (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive stock, other securities or other property, assets or cash, other than any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

          (c) the termination of trading of the Common Stock, which will be deemed to have occurred if, for 30 consecutive Trading Days, the Common Stock or other common stock into which the Warrants are exercisable is not listed for trading on a U.S. national securities exchange or approved for quotation and trading on a national automated inter-dealer quotation system.

          However, a “Make Whole Event” will be deemed not to have occurred if at least 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a “Make Whole Event” under clause (b) above consists of shares of common stock traded or to be traded immediately following such transaction on a U.S. national securities exchange or national automated inter-dealer quotation system and, as a result of the transaction or transactions, the Warrants become exercisable for such common stock and other consideration, subject to the provisions set forth in Section 4.03.

          “Market Disruption Event” means, for any Scheduled Trading Day for the Common Stock (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session on such Scheduled Trading Day, or (ii) the occurrence or existence for more than a one-half-hour period in the aggregate on such Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York time, on such Scheduled Trading Day.

          “Number of Warrant Shares” per Warrant means one share of Common Stock, subject to adjustment pursuant to the terms of this Agreement.

          “Observation Period” means the 20 consecutive Trading Day period beginning on the third Scheduled Trading Day following the related Exercise Date.

          “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

          “Officers’ Certificate” means a certificate signed by an Officer.

          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated association or organization, government or any agency or political subdivision thereof or any other entity.

          “Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded or, if the Common Stock is not so traded, a Business Day.

          “SEC” means the U.S. Securities and Exchange Commission.

          “Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, as they may be amended from time to time.

          “Settlement Method” means, with respect to any exercise of Warrants, Net Share Settlement or Cash Settlement, as elected (or deemed to have been elected) by the Company.

          “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

          “Trading Day” means a day during which (i) there is no Market Disruption Event and (ii) the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, is open for trading. If the Common Stock (or other security for which a Closing Sale Price must be determined) is not listed or traded, “Trading Day” means a “Business Day.”

          “VWAP” per share of the Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page LM.N <Equity> VWAP (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day or, with respect to any other publicly-traded equity security, “VWAP” per share of such publicly-traded equity security on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg (or any successor service) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, in either case, if such volume-weighted average price is unavailable, the market value per share of Common Stock or such publicly-traded equity security on such Trading Day, as determined by a nationally recognized investment banking firm retained for this purpose by the Company using a volume-weighted method).

          “Warrant Certificate” means any Global Warrant or Definitive Warrant issued by the Company under this Agreement.

          “Warrant Custodian” means the custodian with respect to a Global Warrant (as appointed by the Depository) or any successor Person thereto.

          Section 1.02. Other Definitions.

Term	Defined in Section

Additional Shares	4.04(a)
Adjustment Event	4.01(l)
Agent Members	2.01(c)
Agreement	Recitals
Cash Settlement	3.05(a)
Company	Recitals
Determination Date	4.01(l)
Distributed Assets	4.01(c)
DTC	Exhibit A
Effective Date	4.04(a)
Exercise Date	3.04(a)
Exercise Price	3.01
Expiration Date	3.02
Global Warrant	2.01(a)
Holders	Recitals
Initial Holders	Recitals
KKR Holder	Recitals
Make Whole Termination Date	4.04(e)
Net Share Settlement	3.05(a)
Note Exchange Agreement	Recitals
Notes	Recitals
Notice of Exercise	3.04(a)
Reference Period	4.01(c)
Reference Property	4.03(a)
Reorganization	4.03(a)
Resale Restriction Termination Date	2.04(c)
Restricted Securities	2.04(c)
Settlement Notice	3.05(d)
Spin-Off	4.01(c)
Stock Price	4.04(a)
Stock Transfer Agent	3.05(b)
Transfer	2.04(c)
Unit of Reference Property	4.03(a)
Valuation Period	4.01(c)
Warrant Agent	Recitals
Warrant Register	2.03
Warrants	Recitals

          Section 1.03. Rules of Construction. Unless the text or context otherwise requires:

(i) a defined term has the meaning assigned to it herein;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;

(iii) “including” means including, without limitation;

(iv) words in the singular include the plural and words in the plural include the singular;

          (v) references to any statute, rule, standard, regulation or other law include a reference to (x) the corresponding rules and regulations and (y) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; and

          (vi) headings to Articles and Sections in this Agreement are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II

Form of Warrant; Beneficial Interests

          Section 2.01. Issuance and Registration.

                    (a) Warrants. Unless otherwise agreed by the Company and the Holders of the Warrants, the Warrants shall initially be represented by one or more permanent Global Warrants, in fully registered form with the global securities legend set forth in Exhibit A hereto (each, a “Global Warrant”).Any such Global Warrant shall be deposited on behalf of the relevant Holders with the Warrant Agent, as custodian for the Depository (or with such other custodian as the Depository may direct), registered in the name of the Depository or a nominee of the Depository, and duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

                    (b) Definitive Warrants. Unless otherwise agreed by the Company, Holders of Warrants or holders of beneficial interests in any Global Warrant will not be entitled to physical delivery of Definitive Warrants (except as provided in Section 2.05).

                    (c) Procedures for Global Warrants. This Section 2.01(c) shall apply only to any Global Warrant deposited with or on behalf of the Depository.

          (i) If any Warrants are to be represented by a Global Warrant, the Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign and deliver initially one or more Global Warrants that (a) shall be registered in the name of the Depository for such Global Warrant or Global Warrants or of the nominee of the Depository and (b) shall be delivered by the Warrant Agent to the Depository or pursuant to the Depository’s instructions or held by the Warrant Agent as custodian for the Depository. The Depositary shall be a clearing agency registered under the Exchange Act.

          (ii) Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depository or by the Warrant Agent as the custodian of the Depository or under such Global Warrant, and the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Depository as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

          Section 2.02. Warrant Certificates. At least one Officer shall sign the Warrant Certificates for the Company by manual or facsimile signature.

                    (a) If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

                    (b) The Warrants shall not be valid until countersigned by the Warrant Agent and registered on the Warrant Register.

          Section 2.03. Warrant Register. The Warrants shall be issued in registered form only. The Warrant Agent shall keep a register (the “Warrant Register”) of the Warrants (and Warrant Certificates) and of their transfer and exchange. The Warrant Register shall show the names and addresses of the respective Holders and the date and number of Warrants owned by such Holders (as evidenced on the face of each of the Warrant Certificates). The Holder of any Global Warrant will be the Depository or a nominee in whose name the Global Warrant is registered.

                    The Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered in the Warrant Register as the absolute owner of such Warrants for all purposes and regardless of any notice to the contrary.

          Section 2.04. Transfer and Exchange.

(a) Transfer and Exchange of Warrants.

          (i) The transfer and exchange of Warrants or beneficial interests therein shall be effected through the Warrant Agent’s book-entry procedures and, in the case of any Global Warrants, the Depository, in each case in accordance with this Agreement and the procedures of the Warrant Agent and, as applicable, the Depository therefor.

          (ii) Except as set forth in Section 2.04(a)(iii), a Global Warrant may only be transferred as a whole, and not in part, and only by (x) the Depository to a nominee of the Depository, (y) a nominee of the Depository to the Depository or another nominee of the Depository or (z) the Depository or any such nominee to a successor Depository or its nominee.

          (iii) In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.05, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 and such other procedures as may from time to time be adopted by the Company.

          (iv) The Warrant Agent shall register the transfer, from time to time, of any Definitive Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by the appropriate instructions for transfer. Upon any such transfer, one or more new Definitive Warrants representing an equal aggregate number of Definitive Warrants shall be issued and the transferred certificate shall be cancelled.

          (v) In the event that a Definitive Warrant is exchanged for Global Warrants, the Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign and deliver one or more Global Warrants representing such Warrants that (A) shall be registered in the name of the Depository for such Global Warrant or Global Warrants or of the nominee of the Depository, and (B) shall be delivered by the Warrant Agent to the Depository or pursuant to the Depository’s instructions or held by the Warrant Agent as custodian for the Depository, and the exchanged Warrant Certificate shall be cancelled.

                    (b) Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, exercised, repurchased or canceled, such Global Warrant shall be returned by the Warrant Agent to the Depository for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, exercised, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent, to reflect such reduction.

                    (c) Every Warrant that bears or is required under this Section 2.04(c) to bear the legend set forth in this Section 2.04(c) (together with any Common Stock issued upon exercise of the Warrants and required to bear the legend set forth in Section 2.04(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.04(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.04(c) and Section 2.04(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

          Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Issue Date, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Warrant (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon exercise thereof which shall bear the legend set forth in Section 2.04(d), if applicable) shall bear a legend in substantially the following form (unless (i) such Warrants have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or (ii) otherwise agreed by the Company in writing, with notice thereof to the Warrant Agent):

          THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

          (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

          (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO LEGG MASON, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF; OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE WARRANT AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          No transfer of any Warrant prior to the Resale Restriction Termination Date will be registered by the Warrant Agent unless the applicable box on the Form of Assignment and Transfer has been checked.

          Any Warrant (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Warrant for exchange to the Warrant Agent in accordance with the provisions of this Section 2.04, be exchanged for a new Warrant or Warrants, of like tenor and aggregate number of Warrants, which shall not bear the restrictive legend required by this Section 2.04(c). The Company shall be entitled to instruct the Warrant Agent in writing to so surrender any Global Warrant as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Warrant Agent shall so surrender such Global Warrant for exchange; and any new Global Warrant so exchanged therefor shall not bear the restrictive legend specified in this Section 2.04(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Warrant Agent upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Warrants or any Common Stock issued upon exercise of the Warrants has been declared effective under the Securities Act.

                    (d) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon exercise of a Warrant shall bear a legend in substantially the following form (unless (i) such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, (ii) such Common Stock has been issued upon exercise of Warrants that have been transferred pursuant to a registration statement that has become or been declared effective under the

Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or (iii) otherwise agreed by the Company with written notice thereof to the Warrant Agent and any transfer agent for the Common Stock):

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

          (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

          (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE OF THE WARRANTS UPON THE EXERCISE OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO LEGG MASON, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF; OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.04(d).

(e) Obligations with Respect to Transfers and Exchanges of Warrants.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual or facsimile signature, any Global Warrants and Definitive Warrants, if applicable, as required pursuant to the provisions of Section 2.02 and this Section 2.04.

          (ii) No service charge shall be made for any registration of transfer or exchange. Any transfer tax, assessments, or similar governmental charge payable in connection with any registration of transfer or exchange shall be paid by the Holder.

          (iii) Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered as the absolute owner of such Warrants, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

          (iv) All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

                    (f) No Obligation of the Warrant Agent. The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, an Agent Member or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice, or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments or deliveries to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          Section 2.05. Definitive Warrants.

                    (a) Subject to Section 2.05(e), beneficial interests in a Global Warrant deposited with the Depository or with the Warrant Agent as custodian shall be transferred to the beneficial owners thereof in the form of Definitive Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and the Depository notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor depositary is not appointed by the Company within 90 days of such notice.

                    (b) Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 2.05 shall be surrendered by the Depository to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, by either manual or facsimile signature, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Warrant Agent shall register such transfer in the Warrant Register, and upon such transfer the surrendered Global Warrant shall be cancelled by the Warrant Agent.

                    (c) Subject to the provisions of Section 2.05(b), the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Agreement or the Warrants.

                    (d) In the event of the occurrence of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.

                    (e) The Depository shall notify the Warrant Agent of the names and the amounts in which the Definitive Warrants will be issued. Neither the Company nor the Warrant Agent will be liable or responsible for any names or any amounts provided by the Depository.

                    (f) Notwithstanding the foregoing, in lieu of issuing a Definitive Warrant to any Person, the Warrant Agent may, upon the Company’s instruction, register Warrants in the name of such Person through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures.

          Section 2.06. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate provides proof reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate of like tenor and representing an equivalent number of Warrants, if the reasonable requirements of the Warrant Agent are met. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

          Section 2.07. Outstanding Warrants. Warrants outstanding at any time are all Warrants evidenced as outstanding in the Warrant Register (which, in the case of Warrants represented by a Warrant Certificate, shall include all Warrant Certificates authenticated by the Warrant Agent excluding those canceled by it and those delivered to it for cancellation). A Warrant does not cease to be outstanding because the Company or an Affiliate of the Company holds the Warrant.

          If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

          Any Warrant or Common Stock issued upon the exercise of a Warrant that is repurchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Warrants or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144 under the Securities Act).

          Section 2.08. Cancellation. If the Company shall purchase or otherwise acquire Definitive Warrants, the Company may, at its option, deliver the same to the Warrant Agent for cancellation.

                    The Warrant Agent and no one else shall cancel all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants that have been exercised or Warrants that the Company has cancelled.

          Section 2.09. CUSIP Numbers.

                    The Company may assign “CUSIP” numbers (if then generally in use) in connection with the issuance of the Warrants and the Warrant Agent may use such “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

ARTICLE III

Exercise Terms

          Section 3.01. Exercise. Each Warrant shall entitle the Holder thereof to purchase the Number of Warrant Shares at an exercise price of $88.00 per share (as such exercise price may be adjusted pursuant to Article IV, the “Exercise Price”).

          Section 3.02. Exercise Period. Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time on or after the Issue Date; provided that no Warrant shall be exercisable after 5:00 p.m., New York time, on July 15, 2017 (the “Expiration Date”).

          Section 3.03. Expiration. A Warrant shall terminate and become void as of the earlier of (i) the Expiration Date or (ii) the date such Warrant is exercised or deemed exercised pursuant to Section 3.04(b).

          Section 3.04. Manner of Exercise.

                    (a) Subject to Section 3.02, Warrants may be exercised by a Holder in full or in part by taking the actions described in (i) or (ii) below, as appropriate, not later than 5:00 p.m., New York time, on any Business Day (the “Exercise Date”).

          (i) In the case of Definitive Warrants, Warrants may be exercised by delivering to the Warrant Agent at its office the related Warrant Certificate duly endorsed for transfer, a Notice of Exercise in the form included as Attachment 1 to the Form of Warrant attached hereto as Exhibit A (the “Notice of Exercise”), duly filled in and signed by the Holder, together with any other required transfer documents.

(ii) In the case of Global Warrants, Warrants may be exercised by following the relevant procedures of the Depositary.

                    (b) If either of the Warrant Certificate or the Notice of Exercise is received by the Warrant Agent after 5:00 P.M., New York time, on any Business Day, or, in respect of interests in a Global Warrant, the requirements of exercise set forth in Section 3.04(a)(ii) are not satisfied on or before 5:00 P.M., New York time, on any Business Day, the Warrants will be deemed to be exercised on the Business Day next succeeding the date such conditions to exercise set forth in Section 3.04(a) are met and such next succeeding Business Day shall be deemed to be the Exercise Date with respect to such Warrants. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. Any Warrants that have not been exercised prior to 5:00 p.m., New York time, on the Expiration Date shall be deemed to be exercised by the Holder thereof immediately prior to such time on the Expiration Date; provided that, for the avoidance of doubt, in no event shall any cash or shares of Common Stock be due from the Company in connection with the settlement of such Warrants for any Trading Day during the Observation Period for such Warrants if the Exercise Value for such Trading Day is less than or equal to the Exercise Price on such Trading Day.

                    (c) In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of this Agreement, such Global Warrant shall be surrendered by the Holder to the Warrant Agent, which shall cause an adjustment to be made to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Holder or its nominee or custodian.

                    (d) In the case of a Definitive Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant are exercised in accordance with the terms thereof and of this Agreement, the Holder shall be entitled, at the request of the Holder, to receive from the Company within a reasonable time, and in any event not exceeding three (3) Business Days, a new Definitive Warrant in substantially identical form for the number of Warrants equal to the number of Warrants theretofor represented by such Definitive Warrant less the number of Warrants then exercised, without payment of any service charge by the Holder but, if required by the Company or the Warrant Agent, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Definitive Warrant issued upon such exercise being different from the name of the Holder of the old Definitive Warrant surrendered for such exercise.

                    (e) If a Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Holder or the Depository, as applicable.

                    (f) If Net Share Settlement applies to any Warrant exercised or deemed exercised by a Holder, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the shares of Common Stock upon such exercise, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Warrant Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Warrant Agent receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

          Section 3.05. Settlement Upon Exercise of Warrants.

                    (a) Upon any exercise of Warrants, (i) if the Company has elected (or is deemed to have elected) to settle such Warrants in shares of Common Stock as set forth in Section 3.05(d) (“Net Share Settlement”), the Company will deliver to the Holder of such Warrants in respect of each Warrant being exercised a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each of the 20 Trading Days during the Observation Period and cash for any fractional shares as described in Section 3.06, and (ii) if the Company has elected to settle such Warrants in cash as set forth in Section 3.05(d) (“Cash Settlement”), the Company will pay to the Holder of such Warrants in respect of each Warrant being exercised an amount in cash equal to the sum of the Daily Cash Amounts for each of the 20 Trading Days during the Observation Period. Settlement will occur on the third Business Day following the final Trading Day of the Observation Period.

                    (b) Subject to Section 3.02, upon any exercise of Warrants in compliance with Section 3.05(a)(i), the Company shall issue and cause the transfer agent for the Common Stock (the “Stock Transfer Agent”, which may be the Warrant Agent) to cause to be registered in the Company’s direct registration system to or upon the written order of the Holder and in such name or names as the Holder may designate, a number of full shares of Common Stock so purchased upon the exercise of such Warrants (determined in accordance with Section 3.01, Section 3.04(a), Section 3.05(a) and Section 3.06) or other securities to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder), together with cash as provided in Section 3.06 in respect of any fractional shares of Common Stock otherwise issuable upon such exercise.

                    (c) Subject to Section 3.02, upon any exercise of Warrants in compliance with Section 3.05(a)(ii), the Company shall pay an amount determined in accordance with Section 3.01, Section 3.04(a) and Section 3.05(a) by wire transfer in immediately available funds to the exercising Holder’s account within the United States (as such Holder has notified to the Warrant Agent) or, with respect to any Global Warrant, by wire transfer of immediately available funds to the account of the Depositary or its nominee.

                    (d) The Company may elect the Settlement Method for any Warrants exercised or deemed exercised on any Exercise Date by delivering a notice (the “Settlement Notice”) of the relevant Settlement Method, through the Warrant Agent, to the Holders of such Warrants no later than the close of business on the Trading Day immediately following the relevant Exercise Date. If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement and the Company shall be deemed to have elected Net Share Settlement.

          Section 3.06. Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. The number of shares of Common Stock that shall be issuable upon Net Share Settlement of any Warrants exercised or deemed exercised by a Holder at any time shall be computed on the basis of the aggregate number of shares of Common Stock issuable upon exercise of the Warrants being exercised or deemed exercised by that Holder at that time (determined in accordance with Section 3.01, Section 3.04(a) and this Section 3.06). If any fraction of a share of Common Stock would, except for the provisions of this Section 3.06, be issuable upon the exercise of Warrants, the Company shall pay an amount in cash equal to the VWAP of the Common Stock on the last Trading Day of the Observation Period, multiplied by such fraction, computed to the nearest whole cent.

          Section 3.07. Warrant Shares.

                    (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the exercise of all outstanding Warrants, including any Additional Shares.

                    (b) Before taking any action which would cause an adjustment decreasing the Exercise Price to an amount that would cause the Exercise Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Exercise Price.

                    (c) The Company covenants that all shares of Common Stock that may be issued upon exercise of the Warrants will, upon issue, be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof, except as set forth in Section 3.04(f); provided that if any adjustment to the Exercise Price is made and a Holder is deemed to recognize, as provided by applicable law, a distribution from the Company even though such Holder has not received any cash or property as a result of such adjustment, the Company shall be entitled to withhold (to the extent required by law) United States federal income tax, if any, on such deemed distribution from any amounts payable upon exercise of the Warrants.

                    (d) The Company covenants that, if any shares of Common Stock to be provided for the purpose of exercise of Warrants hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exercise of Warrants, the Company will in good faith and expeditiously, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

                    (e) The Company further covenants that, if at any time the Common Stock shall be listed on The New York Stock Exchange or any other national securities exchange or national automated inter-dealer quotation system, the Company will, if permitted by the rules of such exchange or automated inter-dealer quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated inter-dealer quotation system, all Common Stock issuable upon exercise of the Warrants.

ARTICLE IV

Adjustment and Notice Provisions

          Section 4.01. Adjustments. Subject to the provisions of this Article IV (including without limitation Section 4.01(i) and Section 4.05), the Exercise Price shall be subject to adjustment, without duplication, under the following circumstances:

                    (a) in case the Company shall, at any time or from time to time while any of the Warrants are outstanding, (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all or substantially all holders of its outstanding shares of Common Stock, or (ii) split the outstanding shares of Common Stock into a greater number of such shares or combine outstanding shares of Common Stock into a smaller number of such shares, the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 x (OS0 / OS1)

where,

EP0	=	the Exercise Price in effect immediately prior to the Ex-Date of such dividend or distribution, or the effective date of such share split or combination, as applicable;
EP1	=	the Exercise Price in effect immediately after the opening of business on such Ex-Date or effective date, as applicable;
OS0	=	the number of shares of Common Stock outstanding immediately prior to such Ex-Date or effective date, as applicable; and
OS1	=

the number of shares of Common Stock outstanding immediately after the opening of business on such Ex-Date or effective date after giving effect to such dividend, distribution, share split or share combination.

               An adjustment to the Exercise Price made pursuant to this clause (a) will become effective immediately after the opening of business on the Ex-Date or effective date of such dividend, distribution, share split or share combination, as applicable.

               To the extent that a dividend, distribution, share split or share combination of the type described in this Section 4.01(a) is declared but not so paid or made, the Exercise Price shall again be readjusted to the Exercise Price that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

                    (b) in case the Company shall, at any time or from time to time while any of the Warrants are outstanding, issue rights or warrants (other than rights or warrants referred to in 4.01(c)) to all or substantially all holders of its outstanding Common Stock entitling them, for a period of not more than 45 calendar days from the date of such distribution, to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants, the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 x (OS0 + Y) / (OS0 + X)

where,

EP0	=	the Exercise Price in effect immediately prior the Ex-Date for such issuance;
EP1	=	the Exercise Price in effect immediately after the opening of business on such Ex-Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to such Ex-Date;
X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and
Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

An adjustment to the Exercise Price made pursuant to this clause (b) will become effective immediately after the opening of business on the Ex-Date for such issuance.

To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Price will be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Exercise Price will be readjusted to be the Exercise Price that would then be in effect if the Ex-Date for such issuance had not occurred.

                    (c) in case the Company shall, at any time or from time to time while any of the Warrants are outstanding, by dividend or otherwise, distribute shares of Capital Stock of the Company (other than the Common Stock), or evidences of its Indebtedness or other assets or property or rights, or warrants to acquire shares of Capital Stock of the Company or other securities (any of the foregoing, the “Distributed Assets”), to all or substantially all holders of its outstanding shares of Common Stock, excluding (i) dividends or distributions described in clauses (a) or (b) of this Section 4.01, (ii) dividends or distributions paid exclusively in cash, (iii) any dividends and distributions in connection with a Reorganization, and (iv) Spin-Offs to which the provisions set forth below in this clause (c) shall apply, then the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 x (SP0 – FMV) / SP0

where,

EP0	=	the Exercise Price in effect immediately prior to the Ex-Date for such distribution;
EP1	=	the Exercise Price in effect immediately after the opening of business on such Ex-Date;
SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and
FMV	=	the Fair Market Value on the Ex-Date for such distribution (as determined in good faith by the Board of Directors) of the Distributed Assets applicable to one share of Common Stock.

Notwithstanding the foregoing, no adjustment will be made to the Exercise Price under this clause (c) in the event that (i) the Fair Market Value of the Distributed Assets applicable to one share of Common Stock is equal to or greater than the average Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day Period ending on the Trading Day immediately preceding the Ex-Date for such distribution, or (ii) such average Closing Sale Prices exceeds such Fair Market Value by less than $1.00. In such cases, in lieu of the foregoing adjustment under this clause (c), each Holder of Warrants shall have the right to receive, at the same time as holders of the Common Stock and in addition to the shares of Common Stock (if any) issuable upon exercise of the Warrants, for each Warrant, the kind and amount of Distributed Assets such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Number of Warrant Shares immediately prior to the Ex-Date for such distribution.

If the Board of Directors determines the Fair Market Value of any distribution for purposes of this clause (c) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution (the “Reference Period”), to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be appropriate.

Notwithstanding the foregoing, in the event that any such dividend or other distribution consists of shares of Capital Stock of any class or series, or similar equity interest, of or relating to one or more of the Subsidiaries or other business units of the Company (a “Spin-Off”), the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 x MP0 / (FMV0 + MP0)

where,

EP0	=	the Exercise Price in effect immediately prior to the end of the Valuation Period;
EP1	=	the Exercise Price in effect immediately after the end of the Valuation Period;
FMV0	=

the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the outstanding shares of Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices per share of the Common Stock over the Valuation Period.

The adjustment to the Exercise Price under this clause (c) in respect of a Spin-Off will occur on the last day of the Valuation Period; provided that in respect of any Warrants exercised during the Valuation Period, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Exercise Date for such Warrants in determining the applicable Exercise Price.

To the extent that such dividend or distribution is not so paid or made, the Exercise Price will be readjusted to the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

For purposes of this clause (c) and clauses (a) and (b) of this Section 4.01, any dividend or distribution to which this clause (c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of Indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any adjustment to the Exercise Price required by this clause (c) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further adjustment to the Exercise Price required by clauses (a) or (b) of this Section 4.01 with respect to such dividend or distribution shall then be made), except the Ex-Date for such dividend or distribution shall be substituted for “the Ex-Date for such dividend or other distribution” within the meaning of clause (a) of this Section 4.01 and the “Ex-Date for such issuance” within the meaning of clause (b) of this Section 4.01, and any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the opening of business on the Ex-Date for such dividend or distribution” within the meaning of clause (a) of this Section 4.01.

                    (d) in case the Company shall, at any time or from time to time while any of the Warrants are outstanding, by dividend or otherwise, make a distribution consisting exclusively of cash to all or substantially all holders of the outstanding Common Stock, other than (i) regular quarterly cash dividends (as determined in good faith by the Board of Directors) that do not exceed the Initial Dividend Threshold, and (ii) dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up or upon a merger or consolidation, the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 x (SP0 – C)/ SP0

where,

EP0	=	the Exercise Price in effect immediately prior to the Ex-Date for such distribution;
EP1	=	the Exercise Price in effect immediately after the opening of business on the Ex-Date for such distribution;
SP0	=	the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution; and
C	=

the amount in cash per share the Company distributes to holders of the Common Stock in excess of the Initial Dividend Threshold; provided that if the distribution is not a regular quarterly cash dividend (as determined in good faith by the Board of Directors), the Initial Dividend Threshold will be deemed to be zero.

Whenever the Exercise Price is adjusted, the Initial Dividend Threshold shall be adjusted by multiplying the Initial Dividend Threshold then in effect by a fraction, the numerator of which is the Exercise Price prior to adjustment and the denominator of which is the Exercise Price following such adjustment.

An adjustment to the Exercise Price made pursuant to this clause (d) will become effective on the Ex-Date for such dividend or distribution. To the extent that such distribution is not so paid or made, the Exercise Price will be readjusted to the Exercise Price that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, no adjustment will be made to the Exercise Price under this clause (d) in the event that (i) the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution, or (ii) such Closing Sale Price exceeds the amount of such distribution by less than $1.00. In such cases, in lieu of the adjustment under this clause (d), each Holder of Warrants shall have the right to receive, at the same time as holders of the Common Stock and in addition to the shares of Common Stock (if any) issuable upon exercise of the Warrants, for each Warrant the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Number of Warrant Shares immediately prior to the Ex-Date for such distribution

                    (e) In case the Company or any Subsidiary of the Company makes, at any time or from time to time while any of the Warrants are outstanding, a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exercise Price will be decreased based on the following formula:

EP1 = EP0 x (SP1 x OS0) / (AC + (SP1 x OS1))

where,

EP0	=	the Exercise Price in effect immediately prior to the effective date of the adjustment set forth below;
EP1	=	the Exercise Price in effect immediately after the effective date of the adjustment set forth below;
AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;
OS1	=

the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires excluding, to the extent applicable, any shares purchased pursuant to such tender offer or exchange offer; and

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the date such tender or exchange offer expires;
SP1	=	the Closing Sale Price of the Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Exercise Price pursuant to this clause (e) will become effective at the close of business on the Trading Day next succeeding the date such tender or exchange offer expires.

Notwithstanding the foregoing, no adjustment will be made to the Exercise Price under this clause (e) as a result of a tender offer solely to holders of fewer than 100 shares of the Common Stock.

                    (f) Except as stated herein, the Company will not adjust the Exercise Price for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in an increase in the Exercise Price, no adjustment to the Exercise Price will be made (other than as a result of a share combination).

                    (g) To the extent permitted by law, the Company may in its sole discretion make such decreases in the Exercise Price, in addition to those required by clauses (a) to (e) of this Section 4.01, as the Board of Directors considers to be advisable to avoid or diminish any United States federal income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                    (h) To the extent permitted by applicable law, the Company from time to time may decrease the Exercise Price by any amount for any period of time, if the Board of Directors shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Exercise Price is decreased under this clause (h) or clause (g), the Company shall mail to Holders of record of the Warrants a notice of the decrease, which notice will be given at least 15 days prior to the effectiveness of any such decrease, and such notice shall state the decreased Exercise Price and the period during which it will be in effect.

                    (i) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided that any adjustments that by reason of this clause (i) are not required to be made shall be carried forward and the Company shall take such carried-forward adjustments into account in any subsequent adjustment and make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1% on each Trading Day of any Observation Period.

                    (j) All calculations under this Section 4.01 shall be made by the Company (and the Company shall inform the Warrant Agent of any such calculations) and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

                    (k) Whenever the Exercise Price is adjusted as herein provided, the Company will provide notice to Holders of such adjustment either (i) by written notice to Holders in the manner provided in Section 6.04, (ii) by electronic communication to Holders, or (iii) by issuing a press release through Business Wire containing the relevant information and making such information available on the Company’s website or through another public medium as the Company may use at that time. In addition, the Company shall promptly file with the Warrant Agent an Officers’ Certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until an officer of the Warrant Agent shall have received such Officers’ Certificate, the Warrant Agent shall not be deemed to have knowledge of any adjustment of the Exercise Price and may assume that the last Exercise Price of which it has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to the Holder of each Warrant at its last address appearing on the Warrant Register, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                    (l) In any case in which this Section 4.01 provides that an adjustment shall become effective (i) upon the opening of business on an Ex-Date, or (ii) at the close of business on a day after the date a tender or exchange offer expires (each a “Determination Date”), the Company may elect to defer, until the occurrence of the applicable distribution, issuance of Common Stock or payment (an “Adjustment Event”) triggering an adjustment to the Exercise Price (A) issuing to the Holder of any Warrants exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock, if any, or other securities or property issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (B) paying to such Holder any amount in cash in lieu of any fractional share.

                    (m) For purposes of this Section 4.01, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

                    (n) No adjustment to the Exercise Price shall be made pursuant to Section 4.01 on account of a distribution on Common Stock, if the Holders of the Warrants will otherwise participate for each Warrant in such distribution without exercise of such Warrant as a result of holding the Warrants at the same time and on the same terms as a holder of a Number of Warrant Shares.

                    (o) Notwithstanding the foregoing, no adjustment to the Exercise Price need be made for:

          (i) the issuance of any shares of Common Stock or rights to purchase Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan, or

          (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries.

Interest will not accrue on any cash into which the Warrants are convertible.

                    (p) No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.

                    (q) Notwithstanding this Section 4.01 and the other provisions of Article IV, if any adjustment to the Exercise Price becomes effective, or any Ex-Date (relating to a required adjustment to the Exercise Price) occurs, during the period beginning on an Exercise Date and ending on the close of business on the last Trading Day of the corresponding Observation Period, the Board of Directors may make such adjustments to the Exercise Price, the VWAP of the Common Stock or the number of shares of Common Stock issuable upon exercise of the Warrants, as may be necessary or appropriate to effect the intent of this Section 4.01 and the other provisions of Article IV and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this clause (q) shall apply in lieu of the adjustment or other term that would otherwise be applicable.

          Section 4.02. Adjustment to Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to Section 4.01, the Number of Warrant Shares shall be adjusted by multiplying the Number of Warrant Shares immediately prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price as so adjusted and rounding the result to the nearest 1/10,000th of a share.

          Section 4.03. Reorganizations.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes in par value or changes resulting from a subdivision or combination);

(ii) any consolidation, merger or combination involving the Company; or

(iii) any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to any other Person,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Reorganization”), then, at and after the effective time of such Reorganization, each Warrant will become exercisable into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Number of Warrant Shares that would have been issuable upon exercise of a Warrant immediately prior to such Reorganization would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Reorganization and, prior to or at the effective time of such Reorganization, the Company or the successor or purchasing Person, as the case may be, shall execute with the Warrant Agent an agreement with the Warrant Agent confirming the Holders’ rights pursuant to this Section 4.03 and providing for such change in the right to exercise each Warrant. If holders of Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization, the consideration into which the Warrants will be exercisable in connection with such Reorganization will be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.

          Section 4.04. Adjustment to Number of Warrant Shares upon a Make-Whole Event.

                    (a) If and only to the extent a Holder elects to exercise Warrants at any time following the effective date of a Make Whole Event (the “Effective Date”) but before 5:00 p.m., New York time, on the Make Whole Termination Date, the Number of Warrant Shares applicable to such exercised Warrants will be increased by a number of additional shares of Common Stock (the “Additional Shares”). The number of Additional Shares of Common Stock shall be determined as set forth in clause (b) of this Section 4.04, based on the Effective Date and the price (the “Stock Price”) paid per share for the Common Stock in such Make Whole Event. If holders of the Common Stock receive only cash in such Make Whole Event, the “Stock Price” shall be the cash amount paid per share. Otherwise, the “Stock Price” shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to, but not including, the Effective Date of such Make Whole Event.

                    (b) The number of Additional Shares per Warrant by which the Number of Warrant Shares shall be increased for exercises of Warrants in connection with a Make Whole Event pursuant to clause (a) of this Section 4.04 will be as set forth in the following table, based on the Effective Date and the Stock Price for the Make Whole Event:

Incremental Shares to be Delivered per Warrant

	Effective Date

Stock Price	July 15, 2011	July 15, 2012	July 15, 2013	July 15, 2014	July 15, 2015	July 15, 2016	July 15, 2017

$ 71.64	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
75.00	0.0358	0.0380	0.0387	0.0361	0.0271	0.0083	0.0000
80.00	0.0776	0.0775	0.0755	0.0699	0.0571	0.0326	0.0000
85.00	0.1167	0.1149	0.1109	0.1031	0.0880	0.0602	0.0000
90.00	0.1309	0.1279	0.1226	0.1133	0.0969	0.0679	0.0000
95.00	0.1136	0.1097	0.1035	0.0934	0.0765	0.0479	0.0000
100.00	0.0991	0.0947	0.0879	0.0774	0.0607	0.0336	0.0000
120.00	0.0610	0.0559	0.0489	0.0393	0.0260	0.0087	0.0000
140.00	0.0407	0.0361	0.0302	0.0227	0.0134	0.0035	0.0000
160.00	0.0288	0.0251	0.0204	0.0148	0.0085	0.0023	0.0000
180.00	0.0214	0.0184	0.0148	0.0107	0.0062	0.0019	0.0000

If the Stock Price or Effective Date for a Make Whole Event are not set forth in the table above, then:

          (i) if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two Effective Dates on the table, the number of Additional Shares of Common Stock will be determined by straight-line interpolation between the number of Additional Shares of Common Stock set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is in excess of $180.00 per share (subject to adjustment as set forth in Section 4.04(c)), the number of Additional Shares of Common Stock will be zero; or

(iii) if the Stock Price less than $71.64 per share (subject to adjustment as set forth in Section 4.04(c)), the number of Additional Shares of Common Stock will be zero.

Notwithstanding the foregoing, in no event will the Number of Warrant Shares, as increased by the number of Additional Shares determined pursuant to this clause (b), exceed

1.1309 shares per Warrant, such number of shares being subject to adjustment in a manner inversely proportional to adjustments to the Exercise Price.

                    (c) The numbers of Additional Shares of Common Stock set forth in the table in clause (b) of this Section 4.04 shall be adjusted, as of any date on which the Exercise Price is adjusted, in a manner inversely proportional to adjustments to the Exercise Price. The Stock Prices set forth in the table in clause (b) of this Section 4.04 and the prices per share set forth in Section 4.04(b)(ii) and (iii) shall be adjusted, as of any date on which the Exercise Price is adjusted, to equal the Stock Price or price per share applicable immediately prior to such adjustment, multiplied by a fraction of which:

(i) the numerator shall be the Exercise Price immediately prior to the adjustment; and

(ii) the denominator shall be shall be the Exercise Price as so adjusted.

                    (d) The Company shall provide written notice to all Holders of the anticipated Effective Date of any Make Whole Event that the Company knows, or reasonably should know, will occur at least 15 calendar days prior to such anticipated Effective Date.

                    (e) The Company shall provide written notice to all Holders of record as of the Effective Date of the Make Whole Event at their addresses shown in the Warrant Register (and to beneficial owners to the extent required by applicable law) of the occurrence of such Make Whole Event, the resulting adjustment to the Number of Warrant Shares and the last date on which Holders may exercise their Warrants in connection with such Make Whole Event (the “Make Whole Termination Date”), which shall be a date that is not less than 20 nor more than 35 calendar days after the date of the notice under this clause (e).

          Section 4.05. Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon exercise of the Warrants, each share of Common Stock issued upon such exercise shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. If at the time of exercise, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon exercise of the Warrants, the Exercise Price shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of Capital Stock of the Company, evidences of its Indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities as provided in Section 4.01(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

          Section 4.06. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in any Warrant

Certificates issued prior to such adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE V

Warrant Agent

          Section 5.01. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

          Section 5.02. Rights and Duties of Warrant Agent.

                    (a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants. All fees and expenses due the Warrant Agent shall be paid to the Warrant Agent by the Company. The Warrant Agent shall have no duty to determine which costs, if any, under this Agreement shall be borne by the Holders or by the Company.

                    (b) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                    (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                    (d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

                    (e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock upon the surrender of any Warrant Certificate for the purpose of exercise.

          Section 5.03. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          Section 5.04. Warrant Agent’s Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

          Section 5.05. Compensation and Indemnity. The Company agrees that the Warrant Agent is entitled, from time to time, to reasonable compensation for its services as agreed and to reimbursement for reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel as agreed. The Company shall indemnify the Warrant Agent, its officers, directors, agents and counsel against any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without willful misconduct, gross negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity, and the Company, at its option, may control the defense of such claim with counsel of the Company’s choice. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, gross negligence or bad faith. The Company’s payment and indemnification obligations pursuant to this Section 5.05 shall survive the termination of this Agreement.

          Section 5.06. Successor Warrant Agent.

                    (a) Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a competent and reputable Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                    (b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees in writing. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees in writing. Notwithstanding the foregoing, any resignation or removal under this Section 5.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

                    (c) The Company to Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court shall have been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

                     (d) Successor to Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                    (e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation shall be qualified as aforesaid.

ARTICLE VI

Miscellaneous

          Section 6.01. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

          Section 6.02. Rights of Holders. Holders of unexercised Warrants, as such, have no rights as stockholders and are not entitled to exercise any rights whatsoever as stockholders of the Company, including, but not limited to the rights to (i) receive dividends or other distributions except as expressly provided in this Agreement, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Company, or (v) exercise any preemptive right.

          Section 6.03. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not adversely affect the rights of any of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of any of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants; provided further that the consent of each Holder affected thereby shall be required for any amendment pursuant to which (i) the Exercise Price would be changed (other than pursuant to adjustments provided for in Article IV), (ii) the number of shares issuable upon exercise of the Warrants would be decreased or the kind or amount of other property issuable upon exercise of the Warrants would be changed or decreased, as applicable (in each case, other than pursuant to adjustments provided for in Article IV), (iii) the time period during which the Warrants are exercisable would be shortened or the Holder’s right to exercise the Warrants would otherwise be materially impaired or (iv) the percentage of Holders required to amend the Warrants or this Agreement would be reduced. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, only Warrants outstanding at the time shall be considered in any such determination, and Warrants known to the Warrant Agent to be owned by the Company shall be disregarded and deemed not to be outstanding. The Company or the Warrant Agent may set a record date for any such direction, waiver or consent and only the Holders as of such record date shall be entitled to make or give such direction, waiver or consent.

          Section 6.04. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

if to the Company:

Legg Mason, Inc.
100 International Drive
Baltimore, Maryland 21202
Attention: General Counsel
Facsimile: (410) 454-4607

with copies to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attention: James S. Scott, Sr./John A. Marzulli, Jr.
Facsimile: 646-848-7707

if to the Warrant Agent:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Telephone: 718-921-8317 or 877-248-6417
Facsimile: 718-234-5001
Attention: Corporate Reorg Department

with a copy (which shall not constitute notice) to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attention: General Counsel

          The Company or the Warrant Agent each by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Warrant Register and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Section 6.05. Governing Law. This Agreement, the Warrant Certificates and the Warrants will be governed by and construed in accordance with the laws of the State of New York.

          Section 6.06. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

          Section 6.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

          Section 6.08. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          Section 6.09. Withholding. The Company agrees that, as of the date hereof, applicable law does not require or impose any withholding or reduction for any tax or other governmental charge upon the distribution of the Warrants, and that the distribution of the Warrants shall be made free and clear of, and without reduction or withholding for, any tax or other governmental charge unless a change to applicable law requiring such a withholding or reduction occurs between the date hereof and the Closing Date (in which case the Company shall provide prompt notice of such change of law to the Holders). In the event of such a change of law, the Company, the Warrant Agent or their agents shall be entitled, but not obligated, to deduct and withhold the amount so required by withholding a portion or all of the Warrants otherwise deliverable in such amounts as they deem necessary to meet their withholding obligations, and shall also be entitled, but not obligated, to sell all or a portion of such withheld Warrants by public or private sale in such amounts and in such manner as they deem necessary and practicable to pay such taxes and charges. To the extent that Warrants are so withheld, (i) the Company, the Warrant Agent or their agents, as applicable, shall remit to the applicable tax authority the amount required to be withheld from such distribution, and (ii) the withheld Warrants shall be treated for all purposes of this Agreement as having been distributed to the Holders in respect of which such deduction and withholding was made.

          Section 6.10. Holder Tax Certification. Each Holder shall render to the Company no later than the Closing Date an Internal Revenue Service Form W-9, W-8BEN or W-8IMY, as appropriate, duly executed by an officer of such Holder.

          IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

LEGG MASON, INC.,

By:	/s/ Jeff Nattans

Name: Jeff Nattans
Title: EVP

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent,

By:

Name:
Title:

          IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

LEGG MASON, INC.,

By:

Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent,

By:	/s/ Carlos Pinto

Name: Carlos Pinto
Title: Senior Vice President

EXHIBIT A

[FORM OF WARRANT]

[INCLUDE FOLLOWING GLOBAL SECURITIES LEGEND IF A GLOBAL WARRANT]

          [UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO BELOW.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

          [THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

          (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

          (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO LEGG MASON, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF; OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE WARRANT AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

No. [ ]	Certificate [initially][1] for [ ] Warrants

WARRANTS TO PURCHASE COMMON STOCK OF
LEGG MASON, INC.

          THIS CERTIFIES THAT [CEDE & CO.]2 [               ]3, or its registered assigns, is the registered holder of [the number of warrants as set forth in the “Schedule of Increases or Decreases in Global Security” attached hereto, in accordance with the rules of the Depositary]4 [the number of Warrants set forth above]5 (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from LEGG MASON, INC., a Maryland corporation (including any successor thereto, the “Company”), a number of shares of common stock, par value of $0.10 per share, of the Company (the “Common Stock”) equal to the Number of Warrant Shares, at the per share exercise price of $88.00 (as such exercise price may be adjusted pursuant to Article IV of the Warrant Agreement, the “Exercise Price”). This Warrant Certificate shall terminate as of 5:00 p.m., New York time, on July 15, 2017 (the “Expiration Date”) or upon the exercise or deemed exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of May 23, 2012 (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC (the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent, 6201 15th Avenue, Brooklyn, New York 11219, Telephone: 718-921-8200, Attention: Corporate Trust Department.

[1]	Insert for a Global Warrant.

[2]	Insert for a Global Warrant.

[3]	Insert for a Definitive Warrant.

[4]	Insert for a Global Warrant.

[5]	Insert for a Definitive Warrant.

          Subject to the terms of the Warrant Agreement, the Holder may exercise the Warrants at its option in whole or in part. As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time and from time to time on any Business Day on and after the Issue Date. Any Warrants that have not been exercised prior to 5:00 p.m., New York time, on the Expiration Date shall be deemed to be exercised by the Holder thereof immediately prior to such time on the Expiration Date in accordance with Section 3.04(b) of the Warrant Agreement.

          No fractional shares of Common Stock will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the VWAP of the Common Stock on the last Trading Day of the Observation Period, multiplied by the fraction of a share of Common Stock that would be issuable on the exercise of any Warrant, computed to the nearest whole cent.

          All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

          The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

          The Warrants, and any claim, controversy or dispute arising under or related to the Warrants, shall be construed in accordance with and governed by the laws of the State of New York.

          In the case of any conflict between this Warrant Certificate and the Warrant Agreement, the provisions of the Warrant Agreement shall control and govern.

[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

LEGG MASON, INC.,

By:

Name:
Title:

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

DATED:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent,

By:

Authorized Signatory

ATTACHMENT 1

FORM OF NOTICE OF EXERCISE
(to be executed only upon exercise of Warrants)

LEGG MASON, INC.

          The undersigned hereby irrevocably elects to exercise ____________________ Warrants to acquire shares of Common Stock, par value $0.10 per share, of LEGG MASON, INC. (the “Common Stock”), or cash in lieu of such shares at the Company’s election, at an exercise price per share of Common Stock of $88.00 (as such exercise may be adjusted pursuant to Article IV of the Warrant Agreement) and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders all right, title and interest in the number of Warrants exercised hereby to LEGG MASON, INC. and directs that the cash or shares of Common Stock payable or deliverable upon the exercise of such Warrants, and interests in any Global Warrant or Definitive Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto. If other than the registered holder of the Warrants, the undersigned must pay all transfer taxes, assessments or similar governmental charges in connection with any such transfer or exchange.

Date:

[6]

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Medallion Guarantee by:

[6]

The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be medallion guaranteed by an eligible guarantor institution.

Securities and/or check to be issued to:

If held in book-entry form through the Depository:

Depository Account Number:

Name of Agent Member:

If in definitive form:

Social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the exercising Holder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depository:

Depository Account Number:

Name of Agent Member:

If in definitive form:

Social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

FORM OF ASSIGNMENT AND TRANSFER

          For value received, the undersigned hereby sells, assigns and transfers unto _________________________________________________ (________) warrants (“Warrants”) to purchase shares of common stock, par value $0.10 per share, of LEGG MASON, INC. (the “Company”) evidenced by the attached Warrant Certificate and does hereby irrevocably constitute and appoint ____________ attorney to transfer the Warrant, or such portion as is transferred hereby, on the books of the Company with full power of substitution in the premises. The undersigned requests said attorney to issue to the transferee a Warrant Certificate evidencing such transfer and to issue to the undersigned a new Warrant Certificate evidencing Warrants for the balance not so transferred, if any.

In connection with any transfer of the within Warrant occurring prior to the Resale Restriction Termination Date, as defined in the Warrant Agreement governing such Warrant, the undersigned confirms that such Warrant is being transferred:

☐ To Legg Mason, Inc. or a subsidiary thereof; or

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Date:

[7]

(Signature of Owner)

(Street Address)

[7]

The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be medallion guaranteed by an eligible guarantor institution.

(City) (State) (Zip Code)

Medallion Guarantee by:

Name in which new Warrant(s) should be registered:

(Name)

(Street Address)

(City) (State) (Zip Code)

(social security or identifying number)

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY8

The initial number of Warrants represented by the Global Warrants is [          ].

The following increases or decreases in this Global Security have been made:

Date of Exercise or Exchange	Decrease in number of Warrants in this Global Warrant Certificate	Increase in number of Warrants in this Global Warrant Certificate	Number of Warrants in this Global Warrant Certificate following such change	Signature of authorized officer of Warrant Agent

[8]	To be included only if Warrants are in global form.